EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this registration statement on Form F-3 of our report dated April 16, 2004 relating to the combined financial statements of Digitalarrow LLC and High Performance Broadcasting, Inc., which appear elsewhere in this registration statement.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Montreal, Quebec, Canada
July 29, 2004

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

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